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                                                                Exhibit 99.A10AI
   [Logo of
Minnesota Life]                                           EMPLOYER'S APPLICATION

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Minnesota Life Insurance Company . 400 Robert Street North . St. Paul, Minnesota
55101-2098
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Application is hereby made to Minnesota Life Insurance Company for a Variable
Group Universal Life Insurance Plan providing life insurance and other supplemental benefits as indicated below.

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 APPLICANT (Policyholder)                NATURE OF BUSINESS

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 ADDRESS (Street, City, State, Zip Code)

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 KEY CONTACT AND TITLE                   TELEPHONE NUMBER          FAX NUMBER

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 PLAN EFFECTIVE DATE

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Coverage Applied For (check all that apply).
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[_] Variable Group Universal Life (employer paid)

[_] Accidental Death & Dismemberment

[_] Waiver of Premium

[_] Spouse Variable Group Universal Life

[_] Variable Group Universal Life (employee paid)

[_] Child Term Life Rider

[_] Spouse/Child Term Life Rider

[_] Policyholder Contribution Rider

[_] Other
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Plan Design
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[_] Option A (Level Death Benefit)

[_] Option B (Variable Death Benefit)

Employee

Minimum Coverage        $
                         --------------------------

Maximum Coverage        $
                         --------------------------

Guaranteed Issue Amount $
                         --------------------------

IRC Section 7702 Tests
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[_] Cash Value Accumulation Test

[_] Guideline Premium Test

Spouse

Minimum Coverage        $
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Maximum Coverage        $
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Guaranteed Issue Amount $                          *
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* To be eligible for the guaranteed issue amount specified above, an eligible employee's spouse must be actively working outside his or her home at least ____ hours per week on the date he or she signs an application for coverage, and for ____ hours per week for each of the ____ week(s) immediately prior to the date his or her application for coverage is approved by Minnesota Life.

Child Term Rider

Flat Coverage Amounts
                       $                          Cost $
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                       $                          Cost $
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                       $                          Cost $
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Schedule of insurance - please attach a list of coverage amounts for each employee classification.

When do changes in coverage apply? (Check only one and give date if applicable.)

[_] First of the month on or following the salary change.

[_] During annual open enrollment.

[_] Other.

Date:
     ------------------------

Date:
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Eligibility: An eligible employee must be actively working at his or her employer's normal place of business at least ____ hours per week on the date he or she signs an application for coverage, and for ____ hours per week for each of the ____ week(s) immediately prior to the date his or her application for coverage (except retirees or other persons as designated) is approved by Minnesota Life.

Are retirees or any other persons not actively at work to be included in this plan? [_] Yes [_] No

(If yes, please attach a list of retirees or other persons, their ages, amounts of insurance, and under what circumstances we are providing coverage.)

MHC-94-18663 Rev. 2-96
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Minnesota Mutual Agrees to Provide:

1. A life insurance plan to those who have satisfied the eligibility and any underwriting requirements;
2. Enrollment materials necessary to implement the plan;
3. All Underwriting, Claims and Actuarial services necessary for plan administration.

The Participating Employer Agrees to Provide:

1. Employee information to Minnesota Life to facilitate preparation of enrollment materials and plan set-up.

2. Payroll deduction facilities to collect premiums from insured employees, accounting for such premiums, and remittance of such premiums to Minnesota Life.

3. Reasonable administrative assistance to Minnesota Life with regard to notification of insured terminations, cancellations, changes in payroll deduction authorizations, and distributing materials to employees.

Minnesota Life can terminate this agreement by giving the participating employer 61 days advance written notice. The participating employer can terminate this agreement by giving Minnesota Life 31 days advance written notice. This agreement is effective (date) ________________________ and will remain in effect for a one-year period. Unless terminated by either party, this agreement shall automatically renew for additional one-year periods.

I agree that because this application is for a Variable Group Universal Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

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PARTICIPATING EMPLOYER

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BY                              TITLE                         DATE

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EIN NUMBER                      SIGNATURE
                                [X]
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FOR MINNESOTA LIFE
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AGENT, BROKER OR REGISTERED REPRESENTATIVE

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AGENCY                          DATED AT                      ON

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AGENT/BROKER/REGISTERED         SIGNATURE
  REPRESENTATIVE LICENSE        [X]

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MHC-94-18663 Rev. 2-96